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                                                                   EXHIBIT 10.20

                          SPECIAL ADMINISTRATIVE UNIT
                      NATIONAL TAX AND CUSTOMS DIRECTION
                       LOCAL TAX ADMINISTRATION OF CALI


RESOLUTION N/O/: 0001                                      DATE: Sept.10th, 1997


Which grants it a special time period for a long-term temporary importation.

The Local Tax Administration of Cali, using its faculties awarded by Decrees 2666 of 1984, 1909, 1693 of 1997, 1725 of 1997, and Resolution 408 of 1992, and

                                 CONSIDERING:

1- That by document dated on September 9/th/, 1997 and received in this Division on that same date, undersigned by JORGE ENRIQUE MARTINEZ OCAMPO, legal representative for UNITEL S.A. E.S.P., requests the authorization for a Long-term Temporary Importation of some goods in a time term longer than five (5) years.

2- The request for a term longer than five (5) years is supported in the eleventh (11) article of the financial leasing contract signed between GLOBAL TELECOMMUNICATIONS OPERATIONS INC. (Lessor), and UNITEL S.A. E.S.P. (Lessee), where there is an agreement for a twelve (12) year term.

3- UNITEL S.A. E.S.P., in developing its objective, that is, rendering the public service of telecommunications, requires to import TRANSMITTING DEVICES WITH INCORPORATED RECEIVING DEVICES FOR RADIO
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    TELEPHONING into the country. Their purpose is to broaden this public service in the city of Yumbo-Valle.

CONTINUATION OF RESOLUTION N/O/ 0001   DATE: 18 SEPT. 1997
RESOLUTION BY WHICH IT IS GRANTED A SPECIAL TIME TERM TO A LONG-TERM TEMPORARY IMPORTATION

It is a Siemens equipment integrated by transmitting devices of radio telephoning including a receiving device or a recording or reproducing sound device. The commutation central for 20.000 lines for which the basic components constitute a functional unit in compliance with section XVI of the customs tariff with customs location 85.25.20.10.00.

                                 LEGAL GROUNDS

1-  Decree 1909/92, article 40 "The temporary imports shall be:

b) Long-term imports, when capital goods are involved, such as machines, equipment, transportation material and its accessories, spares and parts that are shipped in the same shipment. The maximum term for this import shall be five (5) years.

The National Customs Direction will determine according to the standards established within this article, the merchandise that may be imported temporarily both for short and long-term.

PARAGRAPH: In special cases the National Customs Direction shall grant a longer term than the maximum set by the above article, when the objective of the import requires so... In these events, prior to submitting the import declaration, the corresponding authorization shall be obtained."

1- Resolution 408 of 1992 article 9: "Authorization for longer time terms in long-term imports. When long-term temporary imports are intended, with a term longer than the five (5) year period stipulated in subsection b) of article 40 of decree 1909/92, prior to submitting the declaration of
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    temporary import, an authorization by the Customs Administration at the import jurisdiction must be requested, along with the documents that support the need for a longer term. Once the longer term has been authorized, and the import declaration has been submitted prior to the picking of the merchandise, there shall be a constituted guarantee that will cover the termination of the transaction and the payment of the customs taxes."

1- Resolution 408 of 1992, article 6: It establishes a series of tariff subparts of goods that may be the object of long-term temporary import, within which are the capital goods that will be imported by the applicant.

2- Resolution 473 of 1992 3.4.3. Appendix 2: "In cases where a longer than a five (5) year term has been granted, for the installment corresponding to the tenth semester, Customs will require the payment of rights, taxes and liens that have not yet been paid.

By virtue of the above and considering that UNITEL S.A. E.S.P. is a public services firm that pursues a social goal in favor of the regional development, and that has complied with the requirements of the law; the Southwestern Tax and Customs Administration

                                   DECIDES:

FIRST: to grant in favor of UNITEL S.A. Public Service Firm, with Nit 800.224.288-8, a twelve (12) year term to Temporarily Import the above mentioned goods, counting from the date of the picking of such first import, and after the prior compliance with all legal requirements, given that the payment of all of the customs charges will have been made by the end of a five (5) year period.

SECOND: to acknowledge the legal representation of JORGE ENRIQUE MARTINEZ OCAMPO, identified with document # 7.506.436 of Armenia as the legal representative for UNITEL S.A. E.S.P.
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THIRD:  to personally notify JORGE ENRIQUE MARTINEZ OCAMPO as legal representative for UNITEL S.A. E.S.P. at his address Calle 5 # 5-18 Yumbo-Valle according to article 44 and subsequent articles of the Contentious Administrative Code.

FOURTH: against this ruling proceed the reposition motion before the Cali Customs Administration, and the appeal before the Southwestern Regional Tax and Customs Administration.

                                TO BE NOTIFIED

Issued in Santiago de Cali on the 18/th/ day of September, 1997


CRISTINA MARIA GUZMAN SINISTERRA
Customs Administrator for Cali (A)

Reviewed by:  BETTY SAAVEDRA GARCIA
              Foreign Trade Service Division
              Manager

Planned by:   ADOLFO JOSE CABRERA OVALLE
              Policies Group Coordinator